Exhibit 99.5.1
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                                                      855 Route 10 East
CAPELOGIC INCORPORATED                                Suite 106
-------------------                                   Randolph, NJ 07869

                                                      Tel. 973-895-7236
                                                      Fax. 973-895-7218
                                                      www.Capelogic.com

September 21, 2004

Glickenhaus & Co.
6 East 43rd Street
New York, New York 10017


Lebenthal, a division of Advest, Inc.
90 State House Square
Hartford, Connecticut  06103



RE: EMPIRE STATE MUNICIPAL EXEMPT TRUST GUARANTEED SERIES 179


Gentlemen:

We have examined the Registration Statement File No. 333-116614, for the referenced Trust and acknowledge that CapeLogic, Inc. is currently acting as the evaluator for the Empire State Municipal Exempt Trust Guaranteed Series 178. Subsequently, we hereby consent to the reference of CapeLogic, Inc. as Trust evaluator.

In addition, we confirm that the ratings of the bonds comprising the portfolio of the Trust, as indicated in the Registration Statement, are the ratings currently indicated in our data base as of the date of the evaluation report.

You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

Sincerely,


/s/ Randall J. Soderberg
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Randall J. Soderberg
President